FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 19, 2008

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation ("Todd") (NYSE:TOD) announced that its Board of Directors, at its January meeting, voted to reduce its quarterly dividend from $0.15 per share to $0.05 per share. In making this decision, the Board considered a variety of factors, including current business levels and future opportunities, the working capital requirements to build ferries for the Washington State Ferry System (including the contract to build 144-Car Ferries announced by the company on December 14, 2007, as well as other potential new construction), conditions in the financial and marine bonding markets, and the recently announced acquisition of the assets of Everett Shipyard, Inc. by Todd's newly formed subsidiary Everett Ship Repair & Drydock, Inc.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated January 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2008.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel